Exhibit 3.1

Charter and Bye-laws of Satyam Computer Services Ltd.

Charter

UNDER THE COMPANIES ACT, 1956

(1 of 1956 )

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

SATYAM COMPUTER SERVICES LIMITED

I.	The Name of the Company is SATYAM COMPUTER SERVICES LIMITED.

II.	The Registered Office of the Company will be situated in the State of Andhra Pradesh.

III.	The Objects for which the Company is established are :

(A)    The Main objects to be pursued by the Company on its incorporation are :

1.	To manufacture either for its own use or for sale in India or for export outside India computer systems, computer peripherals and accessories, computer consumables like floppy disks/diskettes, hard disks, ribbons, continuous and non-continuous stationery etc., and such other products or things which may be considered either as an Integral part of a computer system or as an optional attachment or supplement thereto;

2.	To undertake the designing and development of systems and application software either for its own use or for sale in India or for export outside India and to design and develop such systems and application software for or on behalf of manufacturers, owners and users of computer systems and digital/electronic equipments in India or elsewhere in the world;

3.	To set up and run electronic data processing centres and to carry on the business of data processing, word processing, software consultancy, system studies, management consultancy, techno-economic feasibility studies of projects, design and development of management information systems, share/ debenture issues management and/or registration and share/debenture transfer agency ;

4.	To undertake and execute feasibility studies for computerisation, setting up of all kinds of computer systems and digital/electronic equipments and the selection, acquisition and installation thereof whether for the company or its customers or other users;

5.	To conduct, sponsor or otherwise participate in training programmes, courses, seminars and conferences in respect of any of the objects of the company and for spreading or imparting the knowledge and use of computers and computer programming languages including the publication of books, journals, bulletins, study/course materials, circulars and news-letters; and

6.	To undertake the business as agents, stockists, distributors, franchise holders or otherwise for trading or dealing in computer systems, peripherals, accessories, parts and computer consumables like floppy disks, hard disks, continuous and non-continuous stationery, ribbons and other allied products and things and standard software packages.

(B)    The objects that are incidental or ancillary to the attainment of the main objects are :

1.	To pay-either in cash or by allotment of shares or otherwise as the company deems fit-all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the company which the company shall consider to be in the nature of preliminary expenses ;

2.	To purchase or otherwise acquire, take on lease or rent computer systems and digital/electronic equipments of all kinds ;

3.	To adopt and carry into effect, with or without modification, all or any of the arrangements made for the purpose of achieving any of the company’s objects mentioned in clauses III (A) and III (C) hereof;

4.	To purchase, take on lease or otherwise acquire for the purposes of the company estates, lands, buildings, easements or other interests in real estate, and to sell, let on lease or otherwise dispose of or grant rights over any real property belonging to the Company ;

5.	To purchase, take on lease or otherwise acquire, erect, maintain, reconstruct and adopt offices, factories, sheds, workshops, mills, plant, machinery and other things found necessary or convenient for the purposes of the company ;

6.	To purchase or otherwise acquire all or any part of the business, properties and liabilities of any company, society, partnership or person, formed for all or any part of the purpose within the objects of this company and to conduct and carry on, or liquidate and wind up any such business ;

7.	To promote any other company or companies for the purpose of taking over all or any of the properties, rights and liabilities of the company, or for any other purpose which may seem directly or indirectly calculated to benefit the company ;

8.	To enter into any arrangements with any Government authority, undertakings or corporations controlled or owned by any Government or any person (s) including any individual, firm, body corporate or other association of individuals, whether incorporated or not, society and trust whether in India or abroad that may seem conducive to the company’s objects or any of them and to obtain from any such Government authority, undertakings, corporations and person(s) any rights privileges and concessions which the Company may deem desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions ;

9.	To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint venture, reciprocal concession or otherwise with any person, whether an individual, association, firm, body corporate, corporation or otherwise carrying on or engaged in or about to carry on or engage in any business or transaction which the company is authorised to carry on or engage in, or in any business or transaction capable of being conducted so as directly or indirectly to benefit the company;

10.	To acquire and undertake the whole or any part of the business properties and liabilities of any person whether an individual, association, firm, body corporate, corporation or otherwise carrying on any business which the company is authorised to carry on, or possessed of property suitable for the purposes of the Company ;

11.	To enter into arrangement or agreements with any other person, whether an individual, association, firm, body corporate, corporation or otherwise, for the carrying out by such other person on behalf of the company, of any of the objects of the Company ;

12.	To apply for, purchase or otherwise acquire any patents, patent rights, copyrights, trademarks, formulae, licences, concessions and the like, conferring any exclusive, non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired ;

13.	To enter into collaboration agreement(s) with any person(s) including Government(s) or any other authority within or outside India-whether the nature of the agreement is financial, technical or otherwise on such terms and conditions as the company deems fit;

14.	To import into and export from India the technology in respect of the products mentioned in clauses III (A) and III (C) hereof on such terms and conditions as the company deems fit ;

15.	To carry on research and development work and experiments in connection with the business of the Company;

16.	To let on lease or on hire or otherwise the whole or any part of the real and personal properties of the Company on such terms as the company shall determine ;

17.	Subject to Section 3 (1) (iii) of the Companies Act, 1956, to issue shares, debentures, debenture stock or other securities on such terms and conditions as the company shall determine and to purchase, redeem, pay off or convert into equity any such securities on such terms and conditions as the company shall determine ;

18.	To borrow, raise money(s) or secure obligations (whether of the company or any other person) in any manner and subject to such terms and conditions including the payment of guarantee commission to persons including the directors of the company as the company shall determine ;

19.	To advance and lend money(s) with or without security, and on such terms and conditions as the company shall determine ;

20.	To invest and deal with the money(s) of the company in such manner as the company shall determine.

21.	Subject to section 58A of the Companies Act, 1956 and the rules framed thereunder in consultation with the Reserve Bank of India, to receive money(s) on deposit, on such terms and conditions as the company shall determine, without carrying on banking business within the meaning of the Banking Regulations Act, 1949 and also to pay brokerage on such deposits ;

22.	To subsidise, assist and guarantee any payment of money, by or the performance of any contract, engagement or obligation by any person;

23.	To open bank accounts of all kinds including overdrafts and to draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments or securities ;

24.	To adopt such means of making known and advertising the business and products of the company as may seem expedient to the company ;

25.	To appoint officers, staff, trainees and other types of personnel for the company and to dispense with their services and to carry out or cause to be carried out all functions necessary to implement the objects of the company ;

26.	To transfer, sell or otherwise dispose of all or any of the businesses, properties and undertakings of the company for any consideration which the company may deem fit to accept ;

27.	To establish agencies and to regulate and discontinue the same and to pay such remuneration to agents as the company shall determine ;

28.	To open, maintain and close branches and depots ;

29.	To establish, promote and otherwise assist any person whether an individual, firm, association, body corporate including companies or corporation or otherwise for the purpose of acquiring any property (ies) or furthering any objects of the company;

30.	To do in any part of the world, all or any of the matters hereby authorised either alone or jointly, whether as factors, trustees or agents;

31.	To do all such things as are necessary for the company or its nominee(s) to become members or to be otherwise associated with national and international associations, institutes or other organisations, so as to promote or strengthen the company’s interests on such terms and conditions as may be determined by the company ;

32.	(a) To undertake, carry out, promote and sponsor rural development including any programme for the social and economic welfare of the public in any rural areas ;

(b) To incur any expenditure on the aforesaid development and programmes, and to otherwise assist in the execution and promotion thereof, whether directly, or indirectly ;

(c) Without prejudice to the generality of the foregoing, Programme of Rural Development shall also include any programme for the social and economic welfare of the public in any rural area in such manner as the company thinks fit, and ‘rural area’ shall include all areas that can be regarded so under the provisions of the Income Tax Act or any other law-relating to rural development in force from time to time ;

(d) in order to achieve any of the foregoing, the company may divest without consideration or at such fair or concessional rates as it thinks fit, or to otherwise transfer any property or goods of the company to or in favour of any public or local body or authority, Central or State Government, governmental agencies, public institutions, trusts or funds recognised or approved by the Central Government or State Governments or by any authority specified for the purpose by such Government(s);

33.	(a) To undertake, carry out, promote, sponsor or to otherwise assist any activity for the promotion and growth of national economy and for what the company may consider to be its moral or social responsibility to the public or a section thereof, or what the company considers likely to promote national welfare or social, economic or moral uplift of the public or any section thereof, in such manner as the company thinks fit ;

(b) without prejudice to the generality of the foregoing, the company may undertake, carry out, promote and sponsor any activity in connection with the publication of any books, literature, newspapers or other documents or organising lectures or seminars for advancing the said objects or giving merit awards, scholarships, loans or any other assistance to deserving persons directly or through an institution, fund or trust;

(c) in order to achieve any of the forgoing, the company may divest without consideration at such fair or concessional rates as it thinks or otherwise transfer any properties or goods of the company to or in favour of any public or local body or authority, central or state government, governmental agencies, public institutions, trusts or funds recognised or approved by the Central Government or State Governments or any authorities specified for the purpose by such Governments ;

34.	Subject to the provisions of the Act, to subscribe to or contribute to or undertake or otherwise assist any national, charitable, benevolent, religious, public, scientific, rural, general or other useful object or institution as the company deems fit ;

35.	To provide for the welfare of directors or persons in the employment of the company, or formerly in the employment of the company and the wives, widows and other family members of such persons by grants of money, pensions, superannuation, gratuity, insurance, bonus, medical benefits or otherwise ;

36.	To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory provident, gratuity, pension or superannuation funds and give and procure the giving of moneys, pension, superannuation, gratuity, insurance, bonus, medical benefits or other amounts to any directors or persons who are or were at any time in the employment or service of the company ;

37.	To establish, undertake and execute or procure the establishment, undertaking execution of any trust, either gratuitously or otherwise;

38.	To procure the company to be registered or recognised in any foreign country ;

39.	To arrange for risks of all kinds likely to affect the company to be covered by insurance ;

40.	Subject to the provisions of the Companies Act, 1956 as amended by the Companies (Amendment) Act, 1985, to contribute to any political party or for any political purpose to any person ; and

41.	To distribute any of the properties of the company in specie among the shareholders at the time of winding up.

(C)    The other objects for which the company is formed are:

1.	To carry on the business of giving on lease or rent, or sell under a scheme of hire purchase or instalment, computers, digital/electronic equipments, computer hardware and software products, computer peripherals and consumables and accessories thereof;

2.	To undertake and execute systems audits for persons owning or using computer systems and to generally assist them in more economic and/or efficient utilisation thereof ;

3.	To provide consultancy services in regard to the design, development, manufacture and use of all products and things incorporated in clauses III (A) and III (C) hereof ;

4.	To undertake and execute job works in relation to and/or to give others job works in respect of, any of the business mentioned in the main and other objects of the company ;

5.	To set up and run electronic video games parlours and recreation centres ;

6.	To carry on the business of agriculture, orcharding , horticulture, floriculture, sericulture, apiculture, fishery and pisciculture ;

7.	To bread, raise, buy, sell and deal in all kinds of poultry products and seeds, to establish, develop and maintain and aid in the establishment and maintenance of poultry and seed farms and ancillary operations like hatcheries, breeder houses, egg producing and distributory services;

8.	To carry on the business of builders and contractors for construction work of any kind or for the demolition of any structure and to manufacture for own consumption or for sale all kinds of bricks, prefabricated building materials and other products used in construction activity ;

9.	To carry on the business of duck, sheep and rabbit breeding/rearing and to manufacture for sale woolens and wool based garments, fabrics, cloth, blankets, rugs, carpets, threads, embroidery threads and other products ;

10.	To carry on the business of extraction of oil from all oil bearing commodities and seeds by solvent extraction process or otherwise ;

IV.	The liability of the members is limited.

V.*	The Authorized Share Capital of the Company is Rs. 75,00,00,000F (Rupees Seventy Five Crores only) divided into 37,50,00,000 (Thirty Seven Crores Fifty Lakhs only) equity Shares of the face value of Rs.2/- (Rupees Two only) each, with power to increase and reduce the Capital of the Company and to divide the shares in the Capital for the time being into several classes and attach thereto respectively such preferential, deferred, qualified or special rights, privileges or conditions as may be determined by or in accordance with the Articles of Association for the time being in force and to vary, modify, or abrogate any such rights, privileges or conditions in such manner as may be permitted by the Act or by the Articles of Association of the Company for the time being in force.

* Amended vide the Ordinary resolution passed at the 13th Annual General Meeting held on 26.5.2000
F Increased vide the Special resolution passed at the 12th Annual General Meeting held on 28.5.1999 from Rs.30 crores to 75 crores.

We, the several persons, whose names and addresses are subscribed hereto are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names :

		Number of	Name, Signature,
	Name & Addresses, description,	equity shares	description and occupation
S.No.	occupation and	taken by each	and address of the witness
	signature of subscribers	subscriber	to the above signature

			Sd/- (K. SRIVAS) S/o. Late K. Gopalan Chartered Accountant No.42, 1st Floor, 2nd Main Road, Shanti Nagar, Hyderabad-500 028.

1.	B. RAMALINGA RAJU	10
	S/o B. Satyanarayana Raju	(Ten)
	Plot 17, P & T Colony,
	Secunderabad-500 003.
	Company Director

2.	D.VENKATA SATYANARAYANA RAJU	10
	S/o G. Gopala Raju	(Ten)
	95, B.H.E.L. Enclave Akbar Road,
	Secunderabad
	Consultant

	Total number of equity shares taken	20
		(Twenty)

Dated this 15th day of June, 1987 at Hyderabad.

Bye-Laws

UNDER THE COMPANIES ACT, 1956 (1 of 1956) COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF

SATYAM COMPUTER SERVICES LIMITED

GENERAL

1.
Regulations contained in Table A in the First Schedule to the Act shall apply and so far only as they are not inconsistent with any of the provisions contained in these Regulations and also those for which no provision have been made in these Regulations.

Application of Table A
in Schedule I of the
Act.

2.	In these regulations:

Unless the context otherwise requires:

a) The words or expressions contained in these Regulations shall bear the same meaning as in the Act or any Statutory modifications thereof.

Interpretation clause

b) “The Company” or “This Company” means SATYAM COMPUTER

“The Company” or “This Company”

SERVICES LIMITED

c) “The Act” The Companies Act, 1956 or any statutory modifications or re-enactments thereof for the time being in force including Rules framed under the different Sections.

“The Act”

d) “The Seal” means the Common Seal of the Company.

“The Seal”

e) “Dividend” includes bonus

“Dividend”

f) “In Writing” and “Written” include printing lithography and other modes of representing or reproducing, words in a visible form.

“In Writing & Written”

g) “Member” means a person who agrees in writing to become a member of the Company and whose name is entered in the Register of Members.

“Member”

h) “Month” means a calendar month.

“Month”

i) “Office” means the Registered Office for the time being of the Company

“Office”

j) “Paid-up” includes credited as paid up

“Paid-up”

k) “Person” includes corporations, societies and individuals

“Person”

l) “The Registrar” means the Registrar of Companies having jurisdiction over the Company.

“The Registrar”

m) “Secretary” includes a Temporary or Assistant Secretary and any person or persons appointed by the Board to perform any of the duties of a Secretary subject to Section 383A of the Act.

“Secretary”

n) Words imparting the “Singular Number” include, where the context admits or requires, the plural number and vice-versa

“Singular Number”

“Year and “Financial Year”

o) “Year” means the calendar year and “Financial Year” shall have the meaning assigned thereto by Section 2 (17) of the Act.

“Gender”

p) Words imparting the masculine gender also include Feminine gender and vice-versa.

“Marginal Notes”

q) “Marginal Notes” used in these Articles shall not affect the construction or interpretation hereof.

Save as aforesaid any words or expressions defined in the Act shall if not inconsistent with the subject or context, bear the same meaning in these Articles.

SHARE CAPITAL

Amount of Capital
and Division of Capital

3.	*a) The Authorized Share Capital of the Company shall be as stated in Clause V of the Memorandum of Association of the Company

Power to issue Preference
Including Redeemable
Preference Shares

b) The Company shall have power to issue Preference Shares including redeemable preference shares in accordance with the provisions of Section 80 and 85 of the Act.

Further issue of share
capital subsequent to
the first allotment of
shares

c) Where at any time subsequent to the first allotment of shares, it is proposed to increase the subscribed capital by the issue of new shares, subject to any directions to the contrary which may be given by the Company in general meeting and subject only to these directions, such new shares shall be issued in accordance with the provisions of Section 81 of the Act.

Power to issue shares
at discount

d) The Company shall have power to issue shares at a discount, but in doing so, the Company shall comply with the provisions of Section 79 of the Act.

Power to issue shares
at a premium

e) The Company shall have power to issue shares at a premium, but in doing so, the Company shall comply with the provisions of Section 78 of the Act.

Shares under control
of Board

4.
Subject to the provisions of these Articles and of the Act, the shares shall be under the control of the Board of Directors who may allot or otherwise dispose of them to such persons on such terms, conditions, and at such times as the Board thinks fit and with full power to give any person the option to call for or allot shares of any class of the Company either at a premium or at par or at a discount and such option being exercisable for such time and for such consideration as the Board thinks fit.

Provided that an option or right to call off shares shall not be given to any person except with the prior sanction of the company in the General Meeting

Directors may allot
shares as fully paid-up

5.
Subject to the provisions of the Act and these Articles, the Directors may issue and allot shares in the capital of the Company as payment or part payment for any property or Assets of any kind whatsoever (including good-will of any Business) sold or transferred, goods or machinery or know-how supplied or for services rendered to the Company either in or about the formation or promotion of the Company or in the conduct of its business and any shares which may be so allotted may be issued as fully paid-up or partly paid-up otherwise than in cash, and if so issued shall be deemed to be fully paid-up or partly paid-up shares as aforesaid. The directors shall cause returns to be filed of any such allotments as provided by Section 75 of the Act.

* Substituted vide the Special Resolution passed at the 12th Annual General Meeting held on 28th May 1999

ALTERATION OF SHARE CAPITAL

6.1.	The Company shall have power to alter the conditions of the memorandum as follows, that is to say, it may;

a) increase its share capital by such amount as it thinks expedient by issuing new shares;

Increase of
share Capital

b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

Consolidation
and division of shares

c) sub-divide its shares or any of them into shares of smaller amount than is fixed by the memorandum, so however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced shares is derived;

Sub-division of shares

d) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled provided however the cancellation of shares in pursuance of the exercise of this power shall not be deemed to be a reduction of share capital within the meaning of the Act.

Cancellation of shares

6.2.	The powers conferred by this regulation shall be exercised by the Company in General Meeting and shall not require to be confirmed by the Court.

Above powers
to be exercised in
General Meeting

7.	The Company shall have power:

a) to reduce any share premium account or its share capital in accordance with the provisions of Section 78 read with section 100 of the Act.

Reduction of
share premium
account or share
capital

b) to reduce any capital redemption reserve account in accordance with Section 80 read with Section 100 of the Act

Reduction of capital
Redemption reserve
Account

PAYMENT OF COMMISSION AND BROKERAGE

8.
a) The Company may exercise the powers of paying commission provided that the rate percent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by Section 76 of the Act.

Disclosure of
rate of commission

b) The rate of commission shall not exceed the maximum percentage provided for in Section 76 of the Act.

Maximum rate of
Commission

c) The commission may be satisfied by payment of cash or the allotment of fully or partly paid-up shares or partly in one way and partly in other.

Commission how paid

d) The Company may also, on any issue of shares and debentures pay such brokerage as may be lawful and reasonable as per the provisions of the Act.

Power to pay
Brokerage

VARIATION OF SHAREHOLDERS RIGHTS

9.
a) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the share of that class) may be subject to the provisions of Sections

Application of rights
to any class of shares
how effected

106 and 107 of the Act and whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special Resolution passed at a separate meeting of the holders of the shares of that class.

Provisions relating to General Meetings how far applicable to Meetings of different class of share holders.

Conditions under which rights conferred upon holders of shares of any class be varied by creation or by issue of further Shares

b) Subject to the provisions of Section 170 (2) (a) and (b) of the Act or any statutory modifications thereof, to every such separate General Meeting, the provisions of these Regulations relating to General Meetings shall mutatis mutandis apply so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class in question.

TRUSTS ENTRY IN REGISTER OF MEMBER

Trust not ordinarily
recognised

10.
Subject to Section 49 of the Act and without prejudice to the Provisions of Section 42 (2) of the Act and or any statutory Modifications thereof, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable contingent, future or partial interests in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holders.

CERTIFICATES

Certificate of title to
Share

11.
a) i) The Certificate of title to share shall be issued under the seal of the Company and shall be issued, sealed and signed in conformity with the provisions of the Companies (Issue of Share Certificates) Rules, 1960 or any statutory modification or re-enactment thereof for the time being in force. Any two or more joint allottees or owners of a share shall, for the purpose of this Article, be treated as a single member and the Certificate of any shares may be delivered to any one of such joint allottees or owners on behalf of all of them. The Company shall comply with the provisions of Section 113 of the Act.

 ii) The Company shall, within two months after the allotment of any of its shares, debentures or debenture stock, and within one month after the application for the registration of the transfer of any such shares, debentures or debenture stock, deliver in accordance with the procedure laid down in Section 113 of the Act the certificates of all shares, debentures and certificates of debenture stocks allotted or transferred, unless the conditions of issue of the shares, debentures or debenture stock otherwise provide.

One Certificate for all
Shares

b) i) Every member in the first instance shall be entitled to one or more certificates as issued by the Company for all the shares registered in his name and every certificate of shares shall specify the number or numbers of shares, in respect of which it is issued, and the amount paid-up thereon or credited thereto.

Market lots b)

b) ii) Share Certificates shall be generally issued in market lots and where share certificates are issued in other than market lots, sub-division, consolidation of share certificates into market lots shall be done by the Company free of charge.

c) If any certificate be worn out, defaced, destroyed or lost, a new one or new ones may be issued in lieu thereof, on production to the Directors, of evidence satisfactory to them, of its being worn out, defaced, destroyed, or lost, or in default of such evidence on such indemnity being given as the Directors may think sufficient.

Issue of a new
certificate in lieu of
one defaced, lost or
destroyed

d) i) No fee shall be charged for the issue of new share certificates in replacement of those certificates which are defaced, old, worn out, decrepit or where cages on the reverse of Share Certificates are completely exhausted.

No fee for new
Certificate

ii) No fee shall be charged for the following, for split, consolidation, renewal and pucca transfer receipt into denominations corresponding to the market units of trading or for sub-division of renounceable letter of Rights or for registration of any Power of Attorney, Probate, Letters of Administration or Death Certificate or for similar other documents.

iii) However a fee of Re.1/- shall be charged in respect of new certificate issued for reasons other than those mentioned in 11 (d) (i) and 11 (d) (ii) above, besides the out-of-pocket expenses incurred by the Company in investigating evidence or indemnity required by the company.

e) In respect of any share or shares held jointly by several persons, the delivery of certificate for share to one of several joint shareholders shall be sufficient delivery to all such shareholders.

Issue of certificate in
case of joint
shareholders

CALLS ON SHARES

12.
a) i. The Board may, from time to time, make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times.

Calls and revision
thereon

Provided that no call shall exceed one half of the nominal value of the shares.

   ii. Each member shall, subject to receiving atleast thirty days notice specifying the time or times and place of payment pay to the Company at the time or times and place so specified the amount called on his shares.

Notice of call

   iii. A call may be revoked or postponed at the discretion of the Board.

Revocation &
postponement of call

b) A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by instalments.

When call deemed to be
made

c) The Joint-holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

Liability of
Joint holders

d) i. If a sum called in respect of a share is not paid on or before the day appointed for payment thereof, the person from whom the sum is due shall pay interest thereon from the day appointed for payment thereof to the time of actual payment of 12% (Twelve percent) per annum or at such lower rate, if any, as the Board may determine.

Interest payable on call
if not paid in time

Power of the Board to
waive payment of interest

   ii. The Board shall be at liberty to waive payment of such interest wholly or in part,

Sums payable on
allotment deemed to be calls

e)
i. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these Regulations, be deemed to be a call duly made and payable on the date on which by the terms of issue such sum becomes payable, provided, however, notwithstanding anything in the provision Article 12(a) (i) above, such sum may exceed one half of the nominal value of the share.

Effect of non-payment

   ii. In case of non-payment of such sum, all the relevant provisions of these Regulations as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

f) The Board may, if it thinks fit, receive from any member willing to pay in advance, all or any part of the money due upon the shares held by him beyond the sums actually called for. The Company may pay interest at a rate not less than 15% on the calls paid in advance and accepted in excess of the amount of calls. They shall not rank for dividends or confer a right to vote or participate in profits until the same would but for such payment, become presently payable. The Board may, at any time repay the amount, so advanced upon giving to such member three months notice in writing.

LIEN

Lien on shares

13.
a) The Company shall have a first and paramount lien upon all the shares (other than fully paid up shares) registered in the name of each member (whether solely or jointly with others) and upon the proceeds of sale thereof for all moneys (whether presently payable or not) called or payable at fixed time in respect of such shares and no equitable interest in any share shall be created except upon the footing and condition that Article 10 thereof will have full effect. And such lien shall extend to all dividends and bonuses from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares will operate as a waiver of the Company’s lien, if any, on such shares. The directors may at any time declare any shares wholly or in part to be exempt from the provisions of this clause.

Power of sale of shares
on which there is a lien

b) The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien; Provided that no sale shall be made:

   i) unless the sum in respect of which the lien exists is presently payable; or

Period after which the
sale to be effective in the case
of registered holders

   ii) until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or insolvency.

c) i) To give effect to any such sale, the Board may authorise some person to transfer the shares sold to the purchaser thereof.

Transfer of shares
subject to lien

ii) The purchaser shall be registered as the shareholder of the shares comprised in any such transfer.

Purchaser to be
Registered as shareholder

   iii) The purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by irregularity or invalidity in the proceedings in reference to the sale.

Purchaser’s
title unaffected

d) i) The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable.

Application of proceeds of
sale

ii) The residue, if any, shall subject to a like lien for sums not presently payable as existed upon the shares before the sale, be paid to the person entitled to the shares at the date of the sale.

Excess of sale
proceeds to be paid to
Shareholders

e) No member shall exercise any voting rights in respect of any shares registered in his name on which any calls or other sums presently payable by him have not been paid or in regard to which the Company has, and has exercised any right of lien.

Restriction on exercise
of voting Right of
members who have
not paid calls etc.

FORFEITURE OF SHARES

14.
a) If a member fails to pay a call or instalment of a call on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on such member requiring payment of so much of the call or instalments as is unpaid, together with any interest which may have accrued.

Registered unpaid call

b) The notice aforesaid shall:

Form of notice

i.) name a further day ( not being earlier than the expiry of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made ; and

Date of Payment

ii) state that, in the event of non-payment on or before the day so named, the shares in respect of which the call was made, will be liable to be forfeited.

Effect of non-payment

c) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time, thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

Forfeiture of shares

d) i) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit.

Disposal of forfeited
Shares

Power to
cancel forfeiture

ii) At any time before a sale or disposal as aforesaid, the Board may cancel the forfeiture on such terms as it thinks fit.

Liability of forfeiture

e) i) A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture, were presently payable by him to the Company in respect of the shares.

Liability when ceases

ii) The liability of such person shall cease if and when the company shall have received payment in full of all such monies in respect of the shares.

Declaration of
forfeiture of shares to be
conclusive
Evidence

f) i) A duly verified declaration in writing that the declarant is a Director, the Manager or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Company to transfer
shares on disposal

ii) The Company may receive the consideration, if any, given for the share on any sale or disposal thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

Transferee to
be Shareholder

iii) The transferee shall thereupon be registered as the holder of the share.

Transferee’s title
unaffected

iv) The transferee shall not be bound to see to the application of the purchase money, if any, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

Application of forfeiture
provisions to sum payable
otherwise than on calls

g) The provisions of these Regulations as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share, become payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Effect of forfeiture

h) The forfeiture of share shall involve the extinction of all Interest in and also of all claims and demands against the Company in respect of the share, and all other rights incidental to the share except only such of those rights as by these Articles are expressly saved.

TRANSFER AND TRANSMISSION OF SHARE

Certain provisions of the
Act to be complied with in
registering transfer and
transmission of Shares

15.	In registering a transfer and transmission of shares, the Company shall comply with the provisions of the Act or any statutory modifications thereof.

Who is to execute
transfer of shares

16.
a) The instrument of transfer of any share in the Company shall be executed by or on behalf of both the transferor and transferee. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

Form of transfer

b) i) Shares in the company shall be transferred in the form prescribed by the Companies (Central Government’s) General Rules and Forms, 1956. The Instrument of transfer shall be in writing and all the provisions of section 108 of the Act and of any statutory modifications thereof for the time being in force shall be complied with in respect of all transfer of shares and registration thereof.

b) ii) The Company shall issue Certificate within one month of the date of lodgement for transfer, subdivision, consolidation, renewal, exchange or endorsement of calls/allotment monies.

iii) The Company shall not charge any fees (a) for Registration of Transfers, sub-division and consolidation of shares and debentures, certificates and for letters of allotments, (b) for sub-division of renounceable letters of Right; (c) for issue of new certificates in replacement of those which are old, decrepit or wornout, or where the cages on the reverse for recording transfers have been fully utilised; and (d) for registration of any power of attorney, probate, letters of administration or death certificate or similar other documents.

c) Subject to the provisions of Section III of the Act and section 22A of Securities Contracts (Regulation) Act, 1956, the Board may in their absolute and unqualified discretion decline to register any transfer of shares without assigning any reason and send notice of refusal within one month to both the transferor and the transferee. The Board may also decline to recognise any transfer where,

When the Board may
decline to register
transfer of shares

i) the instrument of transfer is not proper or has not been duly stamped and executed or that the certificate relating to the share has not been delivered to the Company or that any other requirement of the law relating to the registration of such transfer has not been complied with, or

ii) the transfer of the share is likely to result in such a change in the composition of the Board of Directors as would be prejudicial to the interest of the Company or to the public interest, or

iii) the transfer of the shares is prohibited by any court, tribunal or any other authority under any law for the time being in force, or

iv) the transfer is of shares on which the Company has a lien. Provided that the registration of transfer shall not be refused on the ground that the transferor being either alone or jointly with any other person is indebted to the Company in any manner whatsoever, except a lien on the shares.

d) Subject to the provisions of Section 154 of the Act, the Registration of transfer may be suspended at such times and for such periods as the Board may from time to time determine not exceeding thirty days at a time and not exceeding in the aggregate 45 days in each year provided that a previous 42 days notice is given in terms of the Listing agreement.

Power of
board to suspend
the registration of
transfers

Transmission of shares title
of legal representative
on death of holder

17.
a) i) On the death of a member, the survivors or survivor where the member was a joint holder, and his legal representatives where he was sole holder shall be the only person recognised by the Company as having any title to his interest in the shares.

Liability in respect of the
Estate of the deceased
Joint-holder

ii) Nothing in clause (i) shall release the estate of the deceased jointholder from any liability in respect of any share which had been jointly held by him or other persons.

Rights of persons entitled
to shares on death or
insolvency of Shareholder

b) i) Any person becoming entitled to a share in consequence of the death or insolvency of a member, may, upon such evidence being produced as may from time to time properly be required by the Board and subject as hereinafter provided, elect, either:

i) to be registered himself as holder of the share, or

ii) to make such transfer of the share as the deceased or insolvent member could have made.

Board’s right to decline or
suspend registration in cases
of transfer by Legal
representative

ii) The Board shall, in either case, have the same right to decline or suspend registration as it would have had, if the deceased or insolvent member has transferred the share before his death or insolvency.

Conditions to be fulfilled by such a person electing to be shareholder or to transfer shares

c) i) If the person so becoming entitled shall elect, to be Registered as holder of the share himself, he shall deliver or send to the company a notice in writing signed by him stating that he so elects.

Procedure in electing to
transfer shares

ii) If the person aforesaid shall elect to transfer the share he shall testify his election by executing a transfer of the share.

Extent or applicability of
regulation 16 to transfer of
share effected by legal
representative

iii) All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or transfer as aforesaid as if the death or insolvency of the member has not occurred and the notice or transfer signed by that member.

Dividend and voting
Power of persons entitled
to a share on death or
insolvency of a member

d) A person becoming entitled to a share by reason of death or insolvency of the holder shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not, before being registered as a member in respect of it be entitled to exercise any right conferred by membership in relation to meetings of the Company.

Provided that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Board may thereafter withhold payment of all dividends, bonus or other moneys, payable in respect of the share until the requirements of the notice have been complied with.

BORROWING POWERS

18.
a) The Directors may, from time to time, at their discretion by means of a resolution passed at their meeting borrow, or secure the payment of any sum or sums of money for the purpose of the company, provided that the Directors shall not contravene the provisions of the Act.

Borrowing powers and
Limitations thereof

Provided further that no debt incurred or security given in excess of the limit imposed by the Act shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed has been or was hereby exceeded.

b) The Director may raise, or secure the repayment of, any sum or sums in such manner and upon such terms and conditions in all respects as they may think fit and in particular by creation of any mortgage or charge on the whole or any part of the property of the company, present or future, or on the uncalled capital of the company or by the issue of bonds, debentures or debenture stock of the company, perpetual or redeemable, charged upon all or any part of the property of the company, both present and future, including its uncalled capital for the time being.

Conditions and manner in
which money may be
Borrowed

c) Subject to the provisions of the Act and Companies (Acceptance of Deposit Rules, 1975) the Directors may receive deposits on such terms and bearing interest at such rates as the directors may decide from time to time. The deposits may be received from any person or persons including the directors and the shareholders of the Company.

d) The Director shall cause a proper register to be kept in accordance with the provisions of the act or charges specifically affecting the property of the company and shall duly comply with the requirements of the Act with regard to the registration of mortgages and charges. The Register of charges kept in pursuance of the Act shall be open during business hours, subject to reasonable restrictions as the Company in General Meeting may impose so that not less than two hours in each day are allowed for such inspection to any creditor or member of the Company without fee and to any other person on payment of a fee of Re.1/- for each inspection at the registered office of the Company.

Register of Charges

DEBENTURES

19.	The Company shall have power to issue debentures in accordance with the provisions of the Act.

Power to issue debentures

Debentures, Debenture stock, Bonds or other securities conferring the right to allotment of or conversion into shares or the option of right to call or allotment of shares shall not be given except with the sanction of the Company in General Meeting.

Debentures

GENERAL MEETINGS

Extraordinary General
Meeting

20.	a) All General Meetings other than the Annual General Meeting of the company shall be called Extraordinary General Meetings.

Who may call
extraordinary
General Meeting

b) The Board may, whenever it thinks fit, call an Extraordinary General Meeting.

c) If at any time there are not within India, Directors capable of acting, who are sufficient in number to form a quorum, any Director or any two members of the Company may call an Extraordinary General Meeting in the same manner as nearly as possible as that in which such a meeting may be called by the Board.

Extra ordinary general
Meeting by members

d) Extraordinary General Meetings may be called by the members under the provisions of Section 169 of the Act, and under conditions mentioned therein.

A)	Notice for General Meetings

Period of notice

21.	a) A General Meeting of the Company may be called by giving not less than twenty one days notice in writing or after giving such shorter notice as provided for in Section 171 (2) of the Act.

b) Notice of every meeting of the Company shall be given:

i)	to every member of the Company;

ii)	to the persons entitled to a share in consequence of the death or insolvency of a member;

iii)	to the Auditor or Auditors, for the time being, of the Company; in the manner provided for in Section 172 of the Act.

Accidental omission not
to invalidate meeting

c) Accidental omission to give notice to, or the non-receipt of notice by any member or other person to whom it should be given, shall not invalidate the proceedings of the meeting.

Contents of notice

B)	Contents of Notice

22.	a) Every notice of meeting of the Company shall:

i)	specify the place, date and time of the meeting; and

ii)	contain a statement of the business to be transacted thereat.

Matters relating to
proxies

b) The form of proxy shall be a two-way-proxy as given in IX Schedule of the Companies Act, 1956, enabling the shareholders to vote for/against any resolution.

Special resolution and
notice thereof

c) The Company shall, in the case of a resolution to be moved as a special resolution, duly specify in the notice calling the General Meeting or other intimation given to the members, of the intention to propose the resolution as a special resolution.

d) The Company shall in compliance with Sections 190, 225, 262 and 284 of the Act, give to its members notice of resolution requiring special notice at the same time and in the same manner as it gives notice of the meeting or if that is not practicable, shall give them notice thereof either by advertisement in a newspaper having circulation in the State in which the registered office is situated, not less than 21 days before the meeting.

Resolution requiring
Special notice

e) Subject to the provisions of section 225 and 284 of the Act, the receipt of representation, if any, made under Section 225 of the Act by a retiring Auditor or under Section 284 by a Director sought to be removed from office as a Director, must be stated in the notice of meeting given to the members of the Company, if the representations are received in time.

The fact of the receipt of
representation made under
Sections 225 and 284

C)	Documents to the Annexed to the notice

23.
a) Where any items of business to be transacted at the meeting are deemed to be special in accordance with the provisions of the Act, a statement, setting out all material facts concerning each such item of business, including in particular the nature and extent of the interest, if any therein of every director, shall be annexed to the notice of the meeting.

Statement under Section
173 (2)

b) Where any item of business consists of the according of approval to any document by the meeting, the time and place where the document can be inspected shall be specified in the statement mentioned above.

If business consists of the
accordance of
approval to documents

c) A copy of every balance sheet including the profit and loss account, the auditor’s report and every other document required by law to be annexed or attached, as the case may be, to the balance sheet which is to be laid before the Company in General Meeting, shall not less than twenty one days before the date of the meeting, be sent to every member of the Company in accordance with the provisions of Section 219 (1) of the Act.

Copy of balance sheet
documents etc.

24.
A copy of the representations, if any, made under Section 225 of the Act by a retiring auditor or under Section 284 of the Act by a Director sought to be removed from office, shall be sent to the members of the Company as provided for in Sections 225 and 284 of the Act.

Documents to be sent
though not annexed to
notice

25.	Subject to the provisions of Section 188 of the Act, member’s resolution shall be circulated to the members of the Company entitled to receive notice of the Annual General Meeting.

Circulation of members
resolution

26.	The Company shall, duly keep and maintain all the Registers at the Registered Office in accordance with the provisions of the Act.

Where under any provisions of the act, any person whether a member of the Company or not, is entitled to inspect any register, return, certificates, deed, instrument or document required to be kept or maintained by the Company, the person so entitled to inspection shall be permitted to inspect the same during the hours of 11 A.M. to 1 P.M. on such business days as the Act requires them to be open for inspection.

Documents, registers to
be maintained at the
registered office and
inspection thereof

The Company may, after giving not less than Forty Two days previous notice by advertisement in some newspaper circulating in the district of the office, close the register of members, or the register of debenture-holders as the case may be, for any period or periods not exceeding thirty days at any one time.

D)	Representation at Meetings

Representation at
Meeting of by a body
Corporate

27.
a) A body corporate (whether a company within the meaning of the Act or not) may, if it is a member of the Company, by a resolution of its Board of Directors or other governing body, authorise such person at it thinks fit, to act as its representatives at any meeting of the Company or at any meeting of any class of members of the Company.

Right and powers of
such representative

b) The person authorised by the resolution as aforesaid, shall be entitled to exercise the same right and powers, including the right to vote by proxy, on behalf of the body corporate, which he represents, as that body could exercise if it were a member.

By Proxies

28.
a) Any member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person or persons, whether a member or not, as his proxy, to attend and vote instead of himself and the proxy so appointed shall have no right to speak at the meeting, provided however the instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

Deposit of instrument of
proxy and the time for
deposit

b) The instrument appointing a proxy and the power of attorney or authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company not less than 48 hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or in the case of a poll, not less than 24 hours before the appointed time for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

Validity of form of proxy

c) An instrument appointing a proxy shall not be questioned if it is in the form of a Two-way proxy as set out in Schedule IX of the Act.

Continuance of the validity
of proxy inspite of death etc,
of principal, if no notice is given

d) A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or insanity of the principal of the revocation of the proxy or of the authority under which the proxy was executed or the transfer of the shares in respect of which the proxy is given.

Provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the company at its office before the commencement of the meeting or adjourned meeting at which the proxy is used.

Members right of
inspection of proxies

e) Every member entitled to vote at a meeting of the Company or on any resolution to be moved thereat shall be entitled during the period beginning twenty four hours before the time fixed for the commencement of the meeting and ending with the conclusion of the meeting to inspect the proxies lodged at any time during the business hours of the Company, provided not less than three days’ notice in writing of the intention so to inspect is given to the Company.

E)	Quorum

29)
a) No business shall be transacted at any General Meeting unless a quorum of members is present at the time when the meeting proceeds to transact business. Five members present in person shall be a quorum.

Quorum needed and the
number to form the
quorum

b) If within half an hour from the time appointed for holding a meeting of the company a quorum is not present, the meeting if called upon the requisition of members, shall stand dissolved.

Dissolution of meeting

c) In any other case the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Board may determine.

Adjournment of meeting

d) If, at the adjourned meeting also, quorum is not present within half an hour from the time appointed for holding the meeting, the members present, not being less then two, shall be quorum.

Quorum at adjourned
meetings

F)	Chairman of Meetings

30.	a) The Chairman , if any, of the Board shall preside as Chairman at every General Meeting of the Company.

Chairman of the Board
to preside

b) If there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman of the meeting, the Directors present shall elect one of their members to be Chairman of the meeting

When directors to elect
Chairman

c) If at any meeting no director is willing to act as Chairman or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their own to be Chairman of the meeting in accordance with the provisions of Section 175 of the Act or any statutory modifications thereof.

When members to elect
Chairman

d) i) The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place.

Chairman’s power and
duty to Adjourn the
meeting

ii) No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Nature of Business at
Adjourned meeting

iii) When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Fresh notice required
or 30 days or more

iv) Save as aforesaid, it shall not be necessary to give any notice of any adjournment or of the business to be transacted at adjourned meeting.

Saving clause

e) Any business other than that upon which a poll has been demanded may be proceeded with pending taking of the poll.

Other business to be
transacted pending
taking of the poll

The date on which
Resolution is to have
been passed

f) Where a resolution is passed at an adjourned meeting of the company, the resolution shall, for all purposes, be treated as having been passed on the date on which it was in fact passed and shall not be deemed to have been passed on any earlier date.

How voting right to be
exercised

31.	a) On a show of hands, every member present in person shall have one vote and on a poll, the voting rights of members shall be as laid down in Section 87 of the Act.

b) Voting rights shall be exercised in accordance with the provisions of Section 42, 87, 88,89, 92,117,178,179, 180,182,183,184, and 185 of the Act or any statutory modifications thereof and Regulation (c) hereunder read with Section 181 of the Act.

Joint-Holder

c) In the case of joint-holders, the vote of the senior who tenders vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand in the register of members.

Vote in respect of a
member of unsound
mind

d) A member of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy may vote whether on a show of hands or on a poll by his committee, or other legal guardian and any such committee or guardian may, on a poll, vote by proxy.

No voting right if calls
or other sums due not
paid

e) No member shall be entitled to vote at any general meeting unless, all calls or other sums presently payable by him in respect of shares in the Company have been paid;

Qualification of voter
objection when to be
raised

f) i) No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.

ii) Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive

Matters in which special
resolutions are required

31.
In giving notice of an intention to propose a resolution as a special resolution the Company shall have regard to the provisions of Sections 17, 21, 25(2), 31, 99, 100, 146, 208, 224A, 237,309, 314, 323, 370, and 484 of the Act or any statutory modifications thereof.

DIRECTORS AND BOARD OF DIRECTORS

Number of Directors

33.
a) Unless otherwise determined by the Company in General Meeting, the number of directors elected by the shareholders shall not be less than 3 or more than 12 inclusive of the ex-officio directors, nominee directors, whole-time directors, technical directors, special directors, debenture directors, alternate directors, additional directors, corporation directors, co-opted directors and finance directors, if any,

b) Only an individual and not a body corporate, association or firm shall be appointed as Director of the Company.

Only individuals to be
Directors

c) Subject to the provisions of Section 252, 255 and 259 of the Act, the company may in General Meeting reduce the number of Directors fixed by regulation 33(a).

Right to increase or
reduce the number of
Directors

d) At the date of adoption of these Articles, the following person are the Directors of the company, namely

Shri B. Ramalinga Raju                                Shri B. Rama Raju
Shri D.V.Satyanarayana Raju                     Dr. (Mrs.) Mangalam Srinivasan
Shri V.P. Rama Rao                                      Shri C. Satyanarayana

e) The Board of Directors may appoint one or more among them as Managing Director, Jt. Managing Director, Wholetime Director(s) and fix the remuneration payable to such Managing Director(s) subject to the approval of the Central Government under Section 269 of the Act and Schedule XIII of the Act.

f) The Board of Directors shall have power to appoint additional Directors provided such additional directors shall hold office only upto the date of the next Annual General Meeting of the Company and provided further that the number of directors and additional directors together shall not exceed maximum strength fixed for the Board by the Articles.

Additional directors to
appointed by Board

34.	Subject to the provisions of Section 262 of the Act or any statutory modifications, thereof, the Board of Directors shall have power to fill-up casual vacancies.

Filling up of casual
vacancy among director

35.
Subject to the provisions of Section 313 of the Act or any statutory modifications thereof, the Board of Directors shall have power to appoint a person as Alternate Director during the absence of any Director for a period of not less than three months in the State in which meetings of the Board are ordinarily held.

Alternate Directors to be
appointed by Board

36.
Notwithstanding anything to the contrary contained in these Articles, so long as monies remain owing by the Company to the Andhra Pradesh State Financial Corporation, (A.P.S.F.C.) Andhra Pradesh Industrial Development Corporation (A.P.I.D.C), Industrial Development Bank of India (IDBI), Industrial Finance Corporation of India (IFCI), and Industrial Credit and Investment Corporation (ICICI) or to any other Financing Company or Body or Bank out of any loans granted by them to the Company or so long as APSFC, APIDC, IDBI, IFCI, ICICI or any other Financial Corporation or Credit Corporation or any Financing Company or Body or Bank (hereinafter in this article referred to as the corporation”), hold shares in the Company as a result of underwriting or Direct subscription or so long as any liability of the Company arising out of any guarantee furnished by the Corporation on behalf of the Company remains outstanding, the Corporation shall have a right to appoint from time to time, any person or persons as a Director or Directors, whole-time or non-whole time (which director or directors is/are hereinafter referred to as “Nominee Directors”) on the Board of the Company and to remove from such office any such person or persons and appoint another or others in his or their places.

The Board of Directors of the Company shall have no power to remove from office the Nominee Director(s). Also at the option of the Corporation, such Nominee Director(s) shall not be liable for retirement by rotation of directors. The nominee director(s) shall have the same rights and privileges and be subjected to the same obligations as any other director of the Company. The Nominee Director(s) so appointed shall hold the said office only so long as monies remain owing by the Company to the corporation or so long as the Corporation holds shares in the Company as result of underwriting or direct subscription or the liability of the company arising out of the guarantee is outstanding and the Nominee Director(s) so appointed in exercise of the said power shall ipso facto vacate such office immediately the monies owing by the company to the corporation is paid off or on the Corporation ceasing to hold shares in the Company or on the satisfaction of the liability of the Company arising out of the guarantee furnished by the Corporation. The Nominee Director(s) appointed under this Article shall be entitled to receive all notices of and attend all General Meetings, Board Meetings and of the meetings of the committee of which the nominee Director(s) is/are member(s) as also the minutes of such meetings. The Corporation shall also be entitled to receive all such notices and minutes.

The Company shall pay to the Nominee Director(s) who are not wholetime directors, sitting fee and expenses which the other Directors of the Company are entitled, but if any other fees, commission, monies and remuneration in relation to such Nominee Director(s) shall accrue to the Corporation the same shall accordingly be paid by the Company directly to the Corporation. Any expenses that may be incurred by the Corporation or such Nominee Director(s) in connection with their appointment or Directorship shall also be paid or reimbursed by the Company to the Corporation or as the case may be to such Nominee Director(s).

Provided that if any such Nominee Director(s) is an officer of the Corporation, the sitting fee, in relation to such Nominee Director(s) shall also accrue to the Corporation and the same shall accordingly be paid by the Company directly to the Corporation.

In the event of the Nominee Director(s) being appointed as whole-time Directors(s), such Nominee Director(s) shall exercise such powers and have such rights as are usually exercised or available to a wholetime Director in the Management of the affairs of the Company. Such wholetime Director(s) shall be entitled to receive such remuneration, fees, commission and monies as may be approved by the Corporation.

Consent of candidate
for directorship to be

37.	A person who is not a retiring director shall not be appointed as Director of the Company unless he has by himself or by this agent authorised in writing,

signed and filed with the Registrar his consent in writing to act as such Director.

filed with the registrar

38.	No Director shall be required to hold any share qualification.

Share qualification of
Directors

39.	The office of a Director shall be vacated in the circumstances stated in Section 274 of the Act.

Disqualification of
Directors.

40.	The Company shall comply with the provisions of Section 297 and 299 of the Act, in entering into contracts with a Director.

Contracts with director
and disclosure by
interested Director

41.
Acts done by a person as a director shall be valid notwithstanding that it may afterwards be discovered that his appointment was invalid by reason of any defect or disqualification or had terminated by virtue of any provisions in the Act or in the Articles, provided that nothing in the Act shall be deemed to give validity to acts done by a Director after his appointment has been shown to the Company to be invalid or to have terminated.

Validity of acts of directors

42.	Every Director, shall have rights and powers as are provided for in Sections 209, 284, 286, 289 and 320 of the Act.

Rights of directors

43.	Every Director shall discharge such duties as are provided for in Section 270, 305, 308 and 393 of the Act or any statutory modifications thereof.

Duties of directors

44.	Directors shall be subject to such civil liabilities provided for in Sections 275, 295, 300, 312, 314, 318, 319 and 320 of the Act or any statutory modifications thereof.

Liability of directors

45.	Directors shall be subject to the disabilities provided for in Sections 275, 295, 300, 312, 314, 318, 319 and 320 of the Act or any statutory modifications thereof.

Disabilities of directors

46.	The office of a Director shall be vacated:

i) On the happening of any of the conditions provided for in Section 283 of the Act or any statutory modifications thereof.

ii) On the contravention of the provisions of Section 314 of the Act or any statutory modifications thereof.

iii) If a person is a Director of more than twenty companies at a time.

iv) If he is disqualified under Section 274 of the Act or any statutory modifications thereof.

v) In the case of alternate directors, on return of the original director, to the state, under the provisions of Section 313 of the Act or any statutory modifications thereof.

vi) On resignation of his office by notice in writing.

Directors as manager
or secretary

47.	Subject to the provisions of the Act, a Director may be appointed as Manager or Secretary of the Company.

Rotation of directors

48.
a) At every Annual General Meeting one third of such of the Directors for the time being are liable to retire by rotation or if their number is not three or multiple of three, then the number nearest to one third, shall retire from office.

b) The Directors to retire by rotation at every Annual General Meeting shall be those who have been longest in office since their last appointment but as between persons who became Directors on the same day, those who are to retire shall, in default of and subject to any agreement amongst themselves, be determined by lot.

c) At the Annual General Meeting at which a Director retires as aforesaid, the company may fill-up the vacancy by appointing the retiring director or some other person thereto.

d) If the place of the retiring Director is not filled-up and the meeting has not expressly resolved not to fill the vacancy, the meeting shall stand adjourned till the same day, in the next week at the same time and place or if that day is a public holiday, till next succeeding day which is not a public holiday at the same time and place.

e) If at the adjourned meeting also the place of the retiring director is not filled-up and that meeting also has not expressly resolved not to fill the vacancy, the retiring Director shall be deemed to have been re-appointed at the adjourned meeting unless:

i) at the meeting or at the previous meeting a resolution for the appointment of such director has been put to the meeting and lost :

ii) the retiring director has by a notice in writing addressed to the Company or its Board of Directors expressed his unwillingness to be so recommended.

f) A resolution, whether special or ordinary, is required for his appointment by virtue of any provisions of the Act.

PROCEEDINGS OF THE BOARD

Board when to meet

49.
a) The Board of Directors may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, provided however the Board shall meet once in every three months in accordance with section 285 of the Act or any statutory modifications thereof.

*aa)The company shall have the power to hold Board or Committee Meetings through the means of video or tele-conferencing, and also allow Directors to participate in the Board or Committee Meetings through the means of video or tele-conferencing, subject to the applicable provisions, if any, of the Act and other regulatory provisions, if any, and all relevant articles dealing with Board or Committee meetings shall be read mutatis mutandis.

Who can summon a meeting

b) The Chairman or the Managing Director(s) may at any time, and shall, on the requisition of two Directors, summon a meeting of the Board.

*Inserted vide Special Resolution passed at 15th Annual General Meeting held on 1st July, 2002)

c) The Board shall cause notice to be circulated to every Director of the Company who is for the time being in India in accordance with Section 286 of the Act or any statutory modifications thereof.

Notice of meeting to be
sent to every director

d) The quorum for meetings of the Board shall be two Directors or one third of its total strength whichever is greater as provided for in Section 287 of the Act.

Quorum for the meeting
of the Board

e) The Continuing Director may act notwithstanding any vacancy in its body but if and so long as their number is reduced below the quorum fixed by the Act for a meeting of the Board, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that fixed for the quorum or for summoning a General Meeting of the Company, but for no other purpose.

Procedure to be
adopted if there is
no Quorum

f) The questions arising at any meeting shall be decided by a majority of votes

Questions at Board
meeting how decided

g) Save as otherwise expressly provided by the Act, a resolution in writing signed by all the members of the board or of a committee thereof for the time being entitled to receive notice of a meeting of the Board or Committee, shall be as valid and effective as if it had been passed at a meeting of the Board or Committee duly convened and held.

h) All acts done at any meetings of the Board or by any Person acting as a Director shall notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of Directors or persons acting as aforesaid or that they or he or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

Act of Board notwith-
standing defective
appointment

i) The Company shall cause to be kept minutes of all proceedings at meeting of its Board of Directors or of Committee of the Board. The minutes of each meeting shall contain a fair and correct summary of the proceedings thereat. All appointments of officers made at any of the meetings aforesaid shall be included in the minutes of the meetings. The Minutes shall also contain;

i) the names of the Directors present at the meeting ; and

ii) in the copy of each resolution passed at the meeting, the names of Directors, if any, dissenting therefrom or not concurring in the resolution.

iii) the Director shall cause to be kept a Register of Directors in accordance with the provisions of Section 303 of the Act. The Register aforesaid shall be open to inspection by any member of the public at any time during office hours on Payment of the prescribed fee. The Company shall also keep a Register of Directors’ shareholding giving the particulars required by Section 307 of the Act, and otherwise conforming to the provisions of the section.

GENERAL POWER OF THE BOARD OF DIRECTORS

50.
a) The Board Directors shall be entitled to exercise all such powers and to do all such acts and things as the company is authorised to exercise and do. Provided that the Board shall not exercise any power or do any act or thing,

General powers and
limitation thereon

which is directed or required by the Act or any other provision of law or by the Memorandum of Association of the Company or by these Articles, to be exercised or done by the Company in General Meeting.

Provided further that in exercising any such power or doing any such act or thing, the Board shall be subject to the provisions contained in that behalf in the Act or any other provision of law or the Memorandum of Association of the Company or these articles or in any regulation not inconsistent therewith and duly made thereunder, including regulation made by the company in General meeting.

Provision against
invalidation of prior
acts of the board

b) No regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that regulation had not been made.

SPECIFIC POWERS OF THE BOARD

To carry out the objects and
exercise such powers as
given in clause of the Memorandum

51.	Without prejudice to the general powers, the Board shall have the following specific powers :

a) To carry out the objects and exercise the powers contained in clause III of the Memorandum of Association of the Company.

To have superintendence
control and direction
over Managing Director etc.

b) To have the superintendence, control and direction over Managing Directors(s), Managers, wholetime Directors and all other officers of the Company.

To delegate the powers

c) To delegate, subject to the provisions of the Act, any or all of the powers hereby conferred upon them, to the Managing Director(s) or such person or persons as they may from time to time think fit and the Managing Directors(s) or such person or persons shall have power to sub-delegate such powers at their discretion.

i)	Power to borrow money otherwise than on debentures.

ii)	The power to invest the funds of the Company

iii)	The power to make loans.

Provided however that every resolution delegating the power in clause (i) shall specify the total amount up to which moneys may be borrowed by the delegate; every resolution delegating the power referred to in clause (iii) shall specify the total amount up to which loans may be made, and the maximum amount of loans which may be made for each such purpose in individual cases ;

To provide for local
Management

d) To provide for the management of the affairs of the Company in any specified locality in or outside India and to delegate to persons in charge of the local management such powers (not exceeding those which are delegatable by the directors under these regulations)

e) To appoint, at any time and from time to time, by a power of attorney under seal, any person to be the attorney of the Company for such purposes and with such powers and discretions (not exceeding those which are delegated by the Directors under these presents) and for such period and subject to such conditions as the Board may form time to time think fit, with powers for such attorneys, to sub-delegate all or any of the powers, authorities and discretion (not exceeding those which are delegatable by the Directors under these presents) and for such period and subject to such conditions as the board may from time to time think fit.

To appoint power of
attorney

f) To acquire by lease, mortgage, purchase or exchange or otherwise any property, rights or privileges which the Company is authorised to acquire, at any such price generally on such terms and conditions as the board may think fit and to sell, let, exchange or otherwise dispose of absolutely or conditionally, any property, rights or privileges and undertaking of the Company upon such terms and conditions and for such considerations as they think fit, subject, however, to the restrictions imposed on the Board by Section 293 of the Act or any statutory modifications thereof.

To acquire and dispose of
property rights
restrictions thereof

g) To open any account or accounts with such Bank or Banks as the Board may elect or appoint, to operate on such accounts, to make, sign, draw, accept, endorse or otherwise execute all cheques, promissory notes, drafts, hundies, orders, bills of exchange, bills of lading and other negotiable instruments, to make and give receipts, releases and other discharges for moneys payable to the Company and for the claims and demands of the Company to make contracts and to execute deeds.

To open accounts, make
contracts, execute cheques,
hundies bills
promissory notes etc.

h) To appoint officer(s), clerks and servants for permanent, temporary or special service as the Board may from time to time think fit and to determine their powers and duties and to fix their salaries and emoluments and to require security in such instances and to such amount as the Board may think fit and to remove or suspend any such officers, clerks and servants.

To appoint officers

i) To sanction, pay and reimburse to the officers of the Company, in respect of any expenses incurred by them on behalf of the Company

j) To invest and deal with any of the moneys of the Company, to vary or release such investments, subject to the provisions of Sections 42, 49, 77, 292, 293 and 295 read with Section 370, 372 and 373 of the Act or any statutory modifications thereof.

To reimburse officers in
respect of expenses

k) To refer claims or demands by or against the company to arbitration in accordance with the provisions of Section 389 of the Act or any statutory modifications thereof and observe and perform any awards made thereon.

To refer to arbitration

l) To institute, conduct, defend, compound or abandon any legal proceedings by or against the Company or its officers or otherwise concerning the affairs of the Company and also to compound and allow time for payment or satisfaction of any debt due and of claims or demands by or against the Company and to appoint Solicitors, Advocate, Counsel and other legal

To act in matters of legal
proceedings

advisers for such purposes or for any other purposes and settle and pay their remunerations.

To acts in matters of
insolvency

m) To act on behalf of the Company in all matters of insolvency in which the Company is interested.

To pay gratuity pension
etc.

n) To pay and give gratuities, pensions and allowance to any person including any director, to his widow, children or dependants, that may appear to the Directors just or proper whether any such person, widow, children or other dependants have or not a legal claim upon the Company and whether such person is still in the service of the Company or has retired from his service, or to make contributions to any funds and pay premium for the purchase of or make provisions for any such gratuity, pension or allowance.

To support or
subscribe for charitable
objects etc.

o) To establish, maintain, support and subscribe to any charitable or public object or any society, institution, or club which may be for the benefit of the Company or its employees.

To set aside profits to
form a fund

p) To set aside portions of the profits of the company to form a fund or funds before recommending any dividends for the objects mentioned above.

To make and alter
rules etc.

q) To make and alter rules and regulations concerning the manner of payment of the contributions of the employees and the Company respectively to any such fund and employment, suspension and forfeiture of the benefits of the said fund and the application and disposal thereof and otherwise in relation to the working and management of the said fund as the Directors shall from time to time think fit.

To provide for seal for
use aboard

r) To exercise the powers conferred by Section 50 of the Act with regard to having an official seal for use abroad.

To keep foreign registers

s) To exercise the powers conferred on the Company by Sections 157 and 158 of the Act with regard to the keeping of foreign registers.

To authorise any person
to sell or purchase any
goods etc.

t) To authorise any person to sell any goods or articles manufactured or produced by the Company or to purchase, obtain or acquire machinery, stores, goods or Materials for the purpose of the Company, or to sell the same when no longer required for those purposes.

To exercise powers
referred to in other
regulations

u) To exercise other powers referred to under these regulations not specifically mentioned in this regulation but referred to in other regulations in these Articles.

To determine by
resolution the name of
person to do acts on
behalf of the Company

v) To delegate any or all of the powers hereby conferred upon them to such person or persons as they may from time to time think fit.

w) To reopen the accounts in consultation with the Company’s Auditors for correcting apparent or interpretation mistakes by calling for an Extraordinary General Meeting.

x) To recommend for distribution of realised surplus arising out of revaluation of Fixed Assets.

y) To apply for a Telephone, Telex and Grams for the Company.

52.
Subject to the provisions of Sections 316, 372 and 386 of the Act which require unanimous resolution of the Board of Directors, other questions arising at any meeting of the Board Shall be decided by majority of votes.

Questions to be decided by
majority of votes
except under three
Sections requiring
Unanimous resolution

53.
No resolution shall be deemed to have been duly passed by the Board or by a committee thereof by circulation, unless the resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors or to all the members of committee then in India (not being less in number than the quorum fixed for a meeting of the Board or committee as the case may be) and to all other Directors or members, at their usual address in India and has been approved by such of the Directors or members, or by a majority of such of them as are entitled to vote on the resolution.

Passing of resolution
by circulation

RESTRICTIONS ON THE POWERS OF BOARD

54.
a) The Board shall not exercise the powers referred to in section 293 of the Act without the consent of the Company in general meeting and only to the extent mentioned therein or any statutory modifications thereof.

Disposal of the under-
taking of the company
etc, referred to in
Sec.293

b) In the appointment of sole selling agents for the Company for any area, the Board shall conform to the provisions of Sections 294 and 294A of the Act or any Statutory Modifications thereof, and the Companies (Appointment of Sole Selling Agents) Rules, 1975.

Restrictions on powers
of board in the
appointment of selling
agents

c) In giving loans to Directors and other persons mentioned in Section 295 (1) of the Act, the Board shall conform to the provisions of that section or any statutory modifications thereof.

Restrictions on the board
in giving loans etc.

MANAGEMENT

55.
The Managing Director(s) shall be responsible for carrying on and conducting the business of the Company subject to the supervision, direction and control of the Board of Directors. In the conduct and management of the said business, the Managing Director(s) may exercise such powers, authorities and discretions, as may, from time to time, be vested in them under an agreement or delegated to them by the Board of Directors.

Powers of management
vested in the managing
Director

SECRETARY

56.	The Company shall, subject to the provisions of the Act, appoint a Secretary.

Secretary

57.
The Managing Director(s) of the Company may, subject to the provisions of sections 198, 310 and 311 of the Act, receive remuneration either by way of monthly payment or by way of specified percentage not exceeding 5% of the net profit of the Company calculated in the manner laid down in Sections

Remuneration of
Managing Director(s)
payable either by monthly
payment or percentage
of profits or both

349 and 350 of the Act or partly by the one way and partly by the other.

Board Meeting fee of
Directors & Chairman

58.*The Directors shall from time to time decide their own remuneration for the attendance of the Board Meeting. But in no case it shall exceed the maximum amount specified by the provisions of Section 310 of the Act, for every meeting of the Board of Directors attended by them.

Sub-Committee meeting
fee

59.*The Directors may fix a fee to be paid to any Director for attending a meeting of the Sub-Committee but it shall in no case exceed the maximum amount specified by the provisions of Section 310 of the Act.

Travelling & Daily
Allowance
of Directors

60.
The Directors may be paid all travelling, hotel and other expenses properly incurred by them (a) in attending and returning from meetings of the Board of Directors or any Committee thereof or General Meetings of the Company, or (b) in connection with the Company’s business.

Remuneration of
Directors for extra
service

61.
If any Director being willing, shall be called upon to perform extra service or to make any special exertions or in negotiating or carrying into effect any contract or arrangement by the Company, otherwise for any purpose of the Company or act as trustee for the Company or its debenture holders, and shall do so, the Company may remunerate such Director either by a fixed sum and/or percentage of profits or otherwise, as may be permissible under the Act.

AUDIT

Appointment of Auditors
and Regulation of their
duties

62.	Auditor(s) shall be appointed and their duties regulated in accordance with Sections 224 to 235 of the Act, both inclusive, or any statutory modifications thereof.

SEAL

Seal of the company

63.	The Directors shall provide a common seal for the purposes of the Company and shall have power from time to time, to destroy the same and substitute a new seal in lieu thereof.

64.
The Directors shall provide for the safe custody of the seal. The seal of the company shall not be affixed to any instrument except by the authority of a resolution of the Board or of a Committee of the Directors, and any one Director and Secretary or any other person authorised by Board/Committee shall sign every instrument to which the seal of the company is affixed.

DIVIDENDS AND RESERVE

Declaration of
Dividends

65.	The Company in General Meeting may declare dividends but no dividend shall exceed the amount recommended by the Board.

Payment of interim Dividends

66.	The Board may, from time to time, pay to the members such interim dividends as appear to it to be justified by the profits of the Company.

* Amended vide the Special resolution passed at the 8th Annual General Meeting held on 28th September, 1995.

67.	a) The Company shall transfer to a reserve such percentage of profits for the year as prescribed under Companies (Transfer of profits to Reserve) Rules, 1975 as amended from time to time.

Reserve

b) The Board may also carry forward any profits which it may think prudent not to divide.

Power to carry
forward Profits

c) Subject to the rights of the persons, if any, entitled to share with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but if and so long as nothing is paid upon any of the shares in the Company, dividends may be declared and paid according to the amounts of shares.

Dividends only from
profits

d) No amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this regulation as paid on the shares.

Amount paid in Advance
of calls

e) All Dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

Distribution of Dividends

68.
The Board may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

Deduction from Dividends

69.	a) Any General Meeting declaring a dividend or bonus may direct payment of such dividend or bonus and Board shall give effect to the resolution of the meeting subject to the provisions of the Act.

Mode of Payment of
Dividend or Bonus

b) Where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any member upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustee as may seem expedient to the Board.

Power of the Board to
Distribute Dividends

c) Any dividend interest or other moneys payable in cash in respect of shares may be paid by cheques or warrant sent through the post directed to the registered address of the holder or, in the case of joint-holders, to the registered address of that one of the joint-holders who is first named on the register of members, or to such person and to such address as the holder or joint-holders may in writing direct.

Payment by warrant

Warrant payable to whom

d) Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.

Receipts for dividends etc.
in case of joint holders

e) Any one of the two or more joint-holders of a share may give effectual receipts for any dividends, bonuses or other moneys payable in respect of such share.

Notice of Dividends

f) Notice of any dividend that may have been declared shall be given to the persons entitled to share therein, in the manner mentioned in the Act.

No interest on Dividends

g) No dividend shall bear interest against the Company.

Dividend and call together
Set-off allowed

70.
Any Annual General Meeting declaring a dividend may make a call on the members of such amount as the meeting fixed, but so that the call on each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend, if so arranged between the company and the member, be set-off against the call. The making of a call under this clause shall be deemed ordinary business of an Annual General Meeting which declares a dividend.

Dividend to be paid to
Members only

71.
No dividend should be paid in respect of any share except to the members registered in respect of such share or to his order. A transfer of share shall not pass the right to any dividend declared thereon before the registration of the transfer by the Company.

Unpaid or unclaimed
Dividends

72.
The Board shall transfer the unpaid dividends in accordance with the provisions of the Act and also as contained in Companies Unpaid Dividends (Transfer to General Revenues of Central Government) Rules, 1978 as amended from time to time. No unclaimed dividend shall be forfeited by the Board of Directors of the Company unless it becomes barred by law.

The Company shall comply with all provisions of Section 205 (2A) of the Act.

CAPITALISATION OF PROFITS

73.	a) The Company in General Meeting may upon the recommendation of the Board, resolve:

i) that it is desirable to captalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the Profit and loss account or otherwise available for distribution; and

ii) that such sum be accordingly set free for distribution in the manner specified in clauses (b) amongst the members who would have been entitled thereto, if distributed by way of dividend and in the same proportions.

Mode of payment

b) The sum aforesaid shall not be paid in cash but shall be applied, subject to the provisions contained in clause (c) either in or towards:

i) paying up any amounts for the time being unpaid on any shares held by such members respectively;

ii) paying up in full, unissued shares of the Company to be allotted and distributed, credited as, fully paid up, to and amongst such members in the proportions aforesaid, or

iii) partly in the way specified in sub-clause (i) and partly in that specified in sub-clause (ii).

c) A share premium account and a capital redemption reserve account may, for the purpose of this regulation, only be applied in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares

Application of share
premium accounts and
Capital Redemption
Reserve fund

d) The Board shall give effect to the resolution passed by the company in pursuance of this regulation.

Board to give effect to the
Resolutions

74.	a) Whenever such a resolution as aforesaid shall have been passed, the Board shall:

i) make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and make allotments and issue fully paid shares, if any and

ii) generally do all such acts and things required to give effect to such a resolution.

Appropriation &
application of
undivided profits

b) The Board shall have full power:

i) to make such provision by the issue of fractional Certificates or by payment in cash or otherwise as it thinks fit, in the case of shares becoming distributable in fractions; and

ii) to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up, of any further shares to which they may be entitled upon such captalisation or (as the case may require) for the payment by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares.

Board’s power in cases of
Fractional Distribution of
shares or debentures

c) Any agreement made under such authority shall be effective and binding on all such members.

Effect of Agreement

ACCOUNTS

75.	The Company shall comply with the provisions of sections 209 to 221 of the Act with regard to the keeping of accounts, preparation of Balance Sheet and Profit and Loss Accounts.

Keeping of accounts and
preparation of Balance
Sheets etc.

Inspection by
Members

76.
a) The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations, the accounts and books of the company or any of them shall be open to the inspection of members not being Directors.

b) No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the regulation or authorised by the Board or by the Company in General Meeting.

Accounts when conclusive

77.	Subject to Article 51 (w), the accounts prepared by the Directors, when audited and approved by an Annual General Meeting, shall be conclusive.

WINDING UP

Distribution of Assets

78.
If the Company shall be wound up, and the assets available for distribution among the members as such, shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up, at the commencement of winding up on the shares held by them respectively. And if in a winding up the assets, available for distribution among the members, shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up, paid up or which ought but for this clause is to be have been paid up on the shares held by them respectively, without prejudice to the rights of the holders issued upon special terms and conditions.

Distribution of assets in
specie

79.
If the company shall be wound up, whether voluntarily or otherwise, the liquidators may, with the sanction of a special resolution, divide among the contributories, in specie or kind, any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them, as the Liquidators, with the like sanction, shall think fit, but that no member shall be compelled to accept any shares or other securities whereon there is any liability.

SECRECY

Declaration to observe
Secrecy

80.
Every Director, Secretary, Manager, Auditor, Trustee, Member or Committee Declaration to observe Officer, Servant, Agent, Accountant or other person employed in the business Secrecy of the Company shall before entering upon the duties sign a declaration pledging himself to observe strict secrecy respecting all transactions of the Company with consumers and the state of accounts with individuals and in all matters, relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may have come to his knowledge in the discharge of his duties except when required to do so by the Directors or by any meeting of the shareholders by a Court of Law by the person to whom such matters relate and except so far as may be necessary in order to comply with any of the provisions of these Articles.

81.
Any Director or officer of the Company shall be entitled, if he thinks fit, to decline to answer any question concerning the business of the Company which may be put to him on any occasion including any meeting of the company on the ground that the answer to such question would disclose or tend to disclose the trade secret of the Company.

Right to decline to answer
question concerning
Business

82.
Any officer or employee of the company proved to the satisfaction of the Board of Directors to have been guilty of disclosing the secrets of the Company shall be liable to instant dismissal without notice and payment of damages.

Dismissal without Notice
in case secrets Disclosed

INDEMNITY

83.
a) Every Director of the Company, Manager, Secretary and other officer or employee of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors to pay out of the funds of the Company costs, losses and expenses (Including travelling expenses) which any such Director, Officer or employee may incur or become liable to by reason of any contract entered into or act or deed done by such Director, Officer or employees in any way in the discharge of his duties.

b) Subject to as aforesaid every Director, Manager, Secretary or other officer of the Company shall be indemnified against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 633 of this act in which relief is given to him by the Court.

84.
No Director, Auditor or other Officer of the Company shall be liable for the Acts, receipts or defaults of any other Director or officer, for joining in any receipts or other act for conformity, or for any loss or expense happening to the Company through the insufficiency, or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the sufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency, or tortuous act of any person with whom any moneys, securities or effects shall be deposited or for any loss occasioned by any error of judgement, omission, default or oversight on his part or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his office or in relation thereto unless the same happens through his own dishonesty.

S.No.	Names, addresses, description and occupation of the subscribers with their signatures	Signature of Witness with name, address, description and occupation

1.	B.RAMALINGA RAJU S/o B. Satyanarayana Raju Plot 17, P & T Colony, Secunderabad-500 003. Company Director	Sd/- (K. SRIVAS) S/o Late K. Gopalan Chartered Accountant No.42, 1 Floor, 2nd Main Road Shanti Nagar, Hyderabad-500 028.

2.	D. VENKATA SATYANARAYANA RAJU S/o G.Gopala Raju 95, B.H.E.L. Enclave Akbar Road, Secunderabad. Consultant

Dated this 15th day of June 1987 at Hyderabad.